Item 77C – Exhibit 1

DREYFUS MASSACHUSETTS MUNICIPAL MONEY MARKET FUND, INC.

MATTER SUBMITTED TO A VOTE OF SECURITY HOLDERS

A Special Joint Meeting of Shareholders (the “Meeting”) of Dreyfus Massachusetts Municipal Money Market Fund, Inc. (the “Fund”) was held on February 12, 2010. Out of a total of 265,739,159.720 of the Fund’s shares (“Shares”) outstanding and entitled to vote at the Meeting, a total of 212,702,404.500 were represented at the Meeting, in person or by proxy. The following matters were duly approved by the holders of the Fund’s outstanding Shares as follows:

1.             To approve amending the Fund’s policy regarding borrowing:

                                                                              SHARES

                                  _______________________________________________________

                                      Affirmative               Against                      Abstain

                                  ______________________________________________________

                                   193,134,634.895        7,416,318.425              12,151,451.180

2.             To approve amending the Fund’s policy regarding lending:

                                                                           SHARES

                                  _______________________________________________________

                                      Affirmative               Against                      Abstain

                                  ______________________________________________________

                                 192,327,712.905        8,206,860.545  12,167,831.050

3.    To permit investment in other investment companies.

                                                                          SHARES

                                  _______________________________________________________

                                      Affirmative               Against                      Abstain

                                  ______________________________________________________

                                 187,063,194.475 13,181,316.345       12,457,893.680

Item 77C – Exhibit 2

DREYFUS MASSACHUSETTS MUNICIPAL MONEY MARKET FUND, INC.

MATTER SUBMITTED TO A VOTE OF SECURITY HOLDERS

A Special Joint Meeting of Shareholders (the “Meeting”) of Dreyfus Massachusetts Municipal Money Market Fund, Inc. (the “Fund”) was held on December 28, 2009. Out of a total of 265,739,159.720 of the Fund’s shares (“Shares”) entitled to vote at the Meeting, a total of 63,250,989.440 were represented at the Meeting, in person or by proxy. Shareholders voted on the approval of changes to the Fund’s fundamental policies and investment restrictions. The voting results were as follows:

3.             To approve amending the Fund’s policy regarding borrowing:

                                                                            SHARES

                                  _______________________________________________________

                                      Affirmative               Against                      Abstain

                                  ______________________________________________________

                                  57,745,852.955        4,042,463.375   1,462,673.110

4.             To approve amending the Fund’s policy regarding lending:

                                                                            SHARES

                                  _______________________________________________________

                                      Affirmative               Against                      Abstain

                                  ______________________________________________________

                                 57,193,998.885        4,577,937.575                1,479,052.980

3.    To permit investment in other investment companies.

                                                                           SHARES

                                  _______________________________________________________

                                      Affirmative               Against                      Abstain

                                  ______________________________________________________

                                  51,937,418.445           9,799,523.305              1,514,047.690

               Because the requisite number of votes had not been received as of December 28, 2009, the Meeting was adjourned until February 12, 2010.